                                                                   EXHIBIT 99.1

                     ARCH COMMUNICATIONS GROUP, INC.

SUBSCRIPTION CERTIFICATE NUMBER: ______      NUMBER OF RIGHTS: ________________

CUSIP NUMBER:________________

                SUBSCRIPTION CERTIFICATE FOR COMMON STOCK



  THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE
PROSPECTUS OF ARCH COMMUNICATIONS GROUP, INC. ("ARCH") DATED      , 1998 (THE
"PROSPECTUS"), A COPY OF WHICH IS ENCLOSED HEREWITH, AND ARE INCORPORATED HEREIN BY REFERENCE. RIGHTS HOLDERS ARE ADVISED TO REVIEW THE PROSPECTUS BEFORE EXERCISING OR SELLING THEIR RIGHTS.

  THIS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

  This Subscription Certificate represents the number of Rights set forth in the upper right hand corner of this Form. The Rights holder is entitled to acquire one (1) share of Common Stock of Arch Communications Group, Inc. ("Arch") for each Right held (or, in the case of certain subscribers in certain circumstances described in the Prospectus, and (1) share of Class B Common Stock of Arch).

  To subscribe for shares of Common Stock, the Rights holder must present to the Subscription Agent, prior to 5:00 p.m., New York City time, on the Expiration Date, a properly completed and executed copy of this Subscription Certificate, together with a bank money order or certified check payable to Arch Communications Group, Inc. Securities Fund for an amount equal to the number of Shares subscribed for multiplied by the Subscription Price of $2.00 per share.

  If full payment as described above is not received with this duly executed Subscription Certificate on or before the Expiration Date, Arch reserves the right to (i) find other purchasers for the subscribed-for and unpaid-for Shares; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Shares which could be acquired by such holder upon exercise of the Rights; and/or (iii) exercise any and all other rights and/or remedies to which it may be entitled, including, without limitation, the right to set-off against payments actually received by it with respect to such subscribed Shares.

  This Subscription Certificate is transferable and may be combined or divided (but only into Subscription Certificates evidencing minimal denominations of 5,000 Rights (with certain exceptions--see paragraph 3 of the Instructions accompanying this Subscription Certificate)) at the office of the Subscription Agent. Rights holders should be aware that, if they choose to exercise or transfer less than all of the Rights evidenced hereby, they may not receive a new Subscription Certificate in sufficient time to exercise the remaining Rights evidenced thereby.

                                    ARCH COMMUNICATIONS GROUP, INC.
OWNER

                                    THE BANK OF NEW YORK as Subscription Agent

                                    By: _______________________________________

                                    TO: The Bank of New York

                                        Subscription Agent

                                        Tender and Exchange Department

                                        P.O. Box 11248

                                        Church Street Station

                                        New York, New York 10286-1248






  THIS RIGHTS OFFERING HAS BEEN REGISTERED OR QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM REGISTRATION OR QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF EACH OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SHARES OF COMMON STOCK OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SHARES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

  IN ORDER TO EXERCISE ANY RIGHTS, THIS SUBSCRIPTION CERTIFICATE MUST BE FILLED OUT AND EXECUTED ON PAGE 2, AND DELIVERED TOGETHER WITH PAYMENT FOR THE SUBSCRIPTION PRICE, TO THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE.

  IN ORDER TO TRANSFER ANY RIGHTS, THE TRANSFER INSTRUCTIONS INCLUDED ON PAGE 3 OF THIS SUBSCRIPTION CERTIFICATE MUST BE FILLED OUT AND DELIVERED TO THE SUBSCRIPTION AGENT. RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO TRANSFER LESS THAN ALL OF THE RIGHTS EVIDENCED HEREBY, THEY MAY NOT RECEIVE NEW SUBSCRIPTION CERTIFICATES IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED HEREBY.

  THE OWNER OF THIS SUBSCRIPTION CERTIFICATE IS ENTITLED TO THE NUMBER OF RIGHTS SHOWN IN THE UPPER RIGHT HAND CORNER OF PAGE 1 OF THIS FORM AND TO SUBSCRIBE FOR SHARES OF COMMON STOCK OF ARCH COMMUNICATIONS GROUP, INC. UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS RELATING THERETO, WHICH ARE INCORPORATED HEREIN BY REFERENCE.

  PLEASE FILL IN ALL APPLICABLE INFORMATION:

 1.  Number of Shares subscribed          2. Amount of Payment:
     for: ______________________

             --------------

 [_] Check here if the number of          Multiply number of Shares
     Rights being exercised is less       subscribed for by Subscription
     than all of the Rights               Price of $2.00 per Share (and
     represented on page 1 of this        enclose bank money order or
     Subscription Certificate and         certified check in this amount
     you would like the Subscription      payable to "Arch Communications
     Agent to deliver to you a new        Group, Inc. Securities Fund")
     Subscription Certificate
     evidencing the remaining Rights
     to which you are entitled.


 I hereby irrevocably subscribe for       TO BE EXECUTED ONLY BY NON-UNITED
 the number of Shares indicated           STATES RESIDENTS:
 above upon the terms and conditions
 specified in the Prospectus
 relating hereto. Receipt of the
 Prospectus is hereby acknowledged.


                                          I have received a prospectus
                                          relating to the offering of Shares
                                          and hereby certify that the
                                          foregoing purchase of Shares has
                                          been effected in accordance with
                                          the applicable laws of the
                                          jurisdiction in which I reside.

 ------------------------------------

 Signature of Subscriber


 ------------------------------------

 Print Name                               Dated:___________________, 199


                                          ------------------------------------
 (Joint owners should each sign. If       Signature of Subscriber
 signing as executor, administrator,
 attorney, trustee, or guardian,
 give title as such. If a
 corporation, sign in full corporate
 name by authorized officer. If a
 partnership, sign in the name of
 authorized person.)

                                          ------------------------------------

                                          Print Name

  To exercise the Rights, you must complete this Subscription Certificate and deliver it and the full amount of the Subscription Price of $2.00 per Share for each Share subscribed to the Subscription Agent, on or prior to the Expiration Date at the following address:

 BY FIRST-CLASS MAIL                      BY HAND, EXPRESS MAIL OR
                                          OVERNIGHT COURIER
 The Bank of New York                     The Bank of New York
 Attn: Tender and Exchange Department     Tender and Exchange Department
 P.O. Box 11248                           101 Barclay Street
 Church Street Station                    Receive and Delivery Window
 New York, NY 10286-1248                  New York, NY 10286



  If the amount enclosed is not sufficient to pay the Subscription Price for all Shares that are stated to be subscribed for or if the number of Shares being subscribed for is not specified, the number of Shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed exceeds the Subscription Price for all Units that you have to purchase, the Subscription Agent shall return the excess amount to you without interest or deduction.

                          TRANSFER INSTRUCTIONS

 PLEASE NOTE THAT IF YOU CHOOSE TO EXERCISE OR TRANSFER LESS THAN ALL OF

       YOUR RIGHTS EVIDENCED HEREBY OR SUBDIVIDE YOUR SUBSCRIPTION

     CERTIFICATE INTO SMALLER DENOMINATIONS, YOU (OR YOUR TRANSFEREE)

   MAY NOT RECEIVE NEW SUBSCRIPTION CERTIFICATES IN SUFFICIENT TIME TO

                  EXERCISE THE RIGHTS EVIDENCED THEREBY.


[_]CHECK HERE TO TRANSFER ALL OR SOME OF YOUR RIGHTS AND COMPLETE THE
   FOLLOWING:

  I hereby represent that I am the holder of   Rights represented by this
  Subscription Certificate Number    and elect to transfer    of such
  Rights in accordance with the instructions set forth below.

Signature of Holder ______________________________________________________

Print Name of Holder _____________________________________________________

Name of Transferee _______________________________________________________

Address of Transferee ____________________________________________________

Social Security No. or Taxpayer Identification No. of Transferee _________

  PLEASE NOTE: YOU MUST COMPLETE THE DELIVERY INSTRUCTIONS BELOW TO MAIL NEW SUBSCRIPTION CERTIFICATE TO TRANSFEREE.

                               ----------------

[_]CHECK HERE TO SUBDIVIDE YOUR SUBSCRIPTION CERTIFICATE AND DELIVER TO THE
   SUBSCRIPTION AGENT THIS SUBSCRIPTION CERTIFICATE TOGETHER WITH SEPARATE INSTRUCTIONS (INCLUDING SPECIFICATIONS OF THE DENOMINATIONS INTO WHICH YOU WISH YOUR RIGHTS TO BE DIVIDED) SIGNED BY YOU. PLEASE NOTE: YOU MAY NOT SUBDIVIDE YOUR SUBSCRIPTION CERTIFICATE INTO DENOMINATIONS OF LESS THAN 5,000 RIGHTS.

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                          DELIVERY INSTRUCTIONS

[_]CHECK HERE TO MAIL ANY STOCK CERTIFICATES, WARRANTS, NEW SUBSCRIPTION
   CERTIFICATES OR CASH PAYMENT IF OTHER THAN SHOWN ON PAGE ONE OF THE SUBSCRIPTION CERTIFICATE AND COMPLETE THE FOLLOWING:

  Print the name and address for mailing any stock certificates, warrants, new Subscription Certificates or cash payment if other than shown on page 1 of the Subscription Certificate:

Name _____________________________________________________________________

Address (including zip code) _____________________________________________

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                        GUARANTEE OF SIGNATURE(S)

    PLEASE NOTE: IF YOU ELECT TO EXERCISE, SELL, TRANSFER OR SUBDIVIDE YOUR RIGHTS, AN ELIGIBLE INSTITUTION MUST GUARANTEE YOUR SIGNATURE BY COMPLETING
        THE INFORMATION BELOW. SEE PARAGRAPH 5 OF THE INSTRUCTIONS

Authorized Signature: ____________________________________________________

Name(s): _________________________________________________________________

Title: ___________________________________________________________________

Name of Firm: ____________________________________________________________

Address: _________________________________________________________________

Area Code and Telephone Number: __________________________________________

Dated: ___________________________________________________________________

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                           SUBSTITUTE FORM W-9

Each Rights holder must complete the attached Substitute Form W-9 (regardless of whether Rights are exercised).

        INSTRUCTIONS AS TO USE OF ARCH COMMUNICATIONS GROUP, INC.

                        SUBSCRIPTION CERTIFICATES

                                          December  , 1998

   CONSULT ARCH COMMUNICATIONS GROUP, INC., THE INFORMATION AGENT, THE

      SUBSCRIPTION AGENT OR YOUR BANK OR BROKER AS TO ANY QUESTIONS.

TO THE HOLDERS OF ALLOWED

CLASS SIX CLAIMS UNDER THE SECOND

AMENDED JOINT PLAN OF REORGANIZATION

OF MOBILEMEDIA COMMUNICATIONS, INC.

AND ITS PARENT AND ITS SUBSIDIARIES

  Arch Communications Group, Inc. ("Arch") has agreed to acquire MobileMedia Communications, Inc. and the subsidiaries of MobileMedia Communications, Inc. (collectively, "MobileMedia") pursuant to an Agreement and Plan of Merger originally dated as of August 16, 1998, as amended (the "Merger Agreement"), and MobileMedia's Third Amended Joint Plan of Reorganization dated as of December 1, 1998 (the "Amended Plan").

  Pursuant to the Merger Agreement and in connection with the Amended Plan, Arch has agreed to issue to the holders of Allowed Class 6 Claims under the Amended Plan (general non-priority unsecured claims) transferable rights (the "Rights") to purchase the Arch securities which are described in the accompanying prospectus (the "Prospectus"). The terms of the Rights, the securities of Arch issuable upon exercise of the Rights and the risks related thereto are described in detail in the Prospectus. The discussion of the Rights contained in this letter is qualified in its entirety by reference to the Prospectus, which you are urged to read in its entirety.

  Included with this letter are the Prospectus, the Subscription Certificate and Substitute Form W-9. Also included from MobileMedia is a Disclosure Statement (with various exhibits) relating to the Amended Plan and a Ballot with instructions for voting to accept or reject the Amended Plan.

  The Rights are distributed to you as part of the consideration you are entitled to receive on account of your Allowed Class Six Claim under the Amended Plan. If the Amended Plan is not approved by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), the Rights cannot be exercised.

  When the date by which you must deliver your Subscription Certificate and make payment of the exercise price (the "Expiration Date") is determined, Arch will issue a press release and file a Current Report on Form 8-K with the Securities and Exchange Commission announcing the Expiration Date if you choose to exercise your Rights (the "Public Announcement"). You may also call Arch at 1-800-322-2885 to find out the above information. It is expected that the Expiration Date will be approximately fifteen (15) days following the Public Announcement.

1. SUBSCRIPTION CERTIFICATE.

  If you do not exercise the Rights or sell the Rights prior to the Expiration Date, the Rights will have no value. To exercise the Rights, you must DELIVER TO THE SUBSCRIPTION AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE AT ONE OF THE FOLLOWING ADDRESSES SET FORTH BELOW, the Subscription Certificate enclosed herewith, DULY COMPLETED AND EXECUTED TOGETHER WITH PAYMENT OF THE PURCHASE PRICE. All payments must be made in United States dollars by certified check or bank money order.

    BY FIRST-CLASS MAIL                       BY HAND, EXPRESS MAIL OR
                                              OVERNIGHT COURIER

    The Bank of New York                      The Bank of New York
    Attn: Tender and Exchange Department      Tender and Exchange Department
    P.O. Box 11248                            Receive and Delivery Window
    Church Street Station                     New York, NY 10286
    New York, NY 10286-1248



  If you exercise less than all of the Rights evidenced by your Subscription Certificate by so indicating on your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if the dollar amount you have forwarded is not sufficient to purchase the number of Shares subscribed for, you will be deemed to have exercised the maximum number of Rights that may be exercised for the Subscription Price payment delivered by you. If the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the Subscription Certificate delivered by you, the Subscription Agent will mail to you any excess funds received in payment of the Subscription Price as soon as practicable after the Expiration Date.

2. EXECUTION.

  (a) EXECUTION BY REGISTERED HOLDER. The signature on page 2 of the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on page 1 of the Subscription Certificate without any alteration or change whatsoever.

  (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on page 1 of the Subscription Certificate or a proper transferee, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

3. SALE OR TRANSFER OF RIGHTS, DIVISION INTO SMALLER DENOMINATIONS.

  The Rights are transferable and your Subscription Certificate may be divided into smaller denominations; however, you may only transfer Rights or divide your Subscription Certificate into minimal denominations of 5,000 Rights unless your Subscription Certificate represents less than 5,000 Rights, in which case you may only transfer all of your Rights.

  To transfer or subdivide your Rights evidenced by your Subscription Certificate, you must complete the Transfer Instructions and the Guarantee of Signature on page 3 of the Subscription Certificate and you must deliver the completed Subscription Certificate to the Subscription Agent at the above address. A Subscription Certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new Subscription Certificate issued by the Subscription Agent so long as the transferee's signature is guaranteed by an Eligible Institution.

4. METHOD OF DELIVERY.

  The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration Date.

5. GUARANTEE OF SIGNATURE.

  If you elect to exercise, sell, transfer or subdivide your Rights, your signature must be guaranteed by an Eligible Institution. An Eligible Institution is defined as a commercial bank or trust company having an office in the United States. See page 3 of the Subscription Certificate.

6. SUBSTITUTE FORM W-9.

  Each Rights holder must provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, a copy of which is provided with these instructions. Failure to provide the information on the form may subject such holder to a $50.00 penalty and to 31% back-up federal income tax withholding with respect to dividends that may be paid by the Company.

                                          Sincerely,

                                          ARCH COMMUNICATIONS GROUP, INC.

                                          By:

                                                C. Edward Baker, Jr.

                                             Chairman of the Board and

                                              Chief Executive Officer

                     ARCH COMMUNICATIONS GROUP, INC.

                   PAYER'S NAME:  THE BANK OF NEW YORK

 SUBSTITUTE           Part I -- Taxpayer Identification No. --   Part II --
                                                                 For Payees
                                                                 Exempt From
                                                                 Backup
                                                                 Withholding
                                                                 (see enclosed
                                                                 Guidelines)


 Form W-9            Enter your taxpayer
 Department of       identification number
 the Treasury        in the appropriate box.
                     For most individuals,
                     this is your social
                     security number. If you
                     do not have a number,
                     see How to Obtain a
                     "TIN" in the enclosed
                     Guidelines.

                                               ____________

 Internal Revenue                               Social Security
 Service                                         Number


                                                   OR

 Payer's Request                              ____________
 for Taxpayer                                    Employer
 Identification                               Identification
 Number (TIN)                                  Number



                     Note: If the account is
                     in more than one name,
                     see the chart on page 2
                     of the enclosed
                     Guidelines to determine
                     what number to give.

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 Certification -- Under penalties of perjury, I certify that:

 (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

 (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

 Certification Guidelines -- You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

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                                                DATE __________________, 1998
 SIGNATURE ______________________________

  NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.